Exhibit 11


                          AGOURON PHARMACEUTICALS, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                          Three Months Ended September 30,
                                                       -----------------------------------
                                                            1997                  1996
                                                       --------------        -------------

Net income (loss)                                      $        3,630        $     (14,447)
                                                       ==============        =============

Primary:

Applicable common and common stock equivalent shares:

Weighted average shares of common stock
   outstanding during the period                               29,964               25,152

Incremental number of shares outstanding
   during the period resulting from the
   assumed exercise of stock options                            3,194                   --
                                                       --------------        -------------

Weighted average shares of common stock
   and common stock equivalents
   outstanding during the period                               33,158               25,152
                                                       ==============        =============

Primary earnings (loss) per common share               $        0.11         $       (0.57)
                                                       =============         =============

Fully diluted:

Applicable common and common stock equivalent shares:

Weighted average shares of common stock
   outstanding during the period                               29,964               25,152

Incremental number of shares outstanding
   during the period resulting from the
   assumed exercise of stock options                            3,230                   --
                                                       --------------        -------------

Weighted average shares of common stock
   and common stock equivalents
   outstanding during the period                               33,194               25,152
                                                       ==============        =============

Fully diluted earnings (loss) per common share         $        0.11         $       (0.57)
                                                       ==============        =============
